DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                       OF
                              IPSWICH SAVINGS BANK

         The Deferred Compensation Plan For Directors of Ipswich Savings Bank ("IpswichBank") is effective as of July 1, 1997. To reflect the formation of Ipswich Bancshares, Inc. as the holding company (the "Holding Company") for IpswichBank on July 1, 1999, references to the "Corporation" shall include the Holding Company and the term "Stock" shall mean the common stock, par value $.10 per share, of the Holding Company.

         1. Eligibility. Any member of the Board of Directors of IpswichBank or any of its subsidiaries (each such entity being referred to herein as the "Corporation") who is not an employee of IpswichBank or any of its subsidiaries may elect to defer, in accordance with this Plan, payment of all or a portion of the compensation payable to him for service as such Director.

         2. Election to Defer. A Director's election to defer payments shall be made in writing and shall be effective upon receipt and acceptance by the Corporation. An election to defer shall be made no later than

                  (i) with respect to the first year of the Plan, five (5) days after the date of adoption of this Plan by the Board of Directors, such election to apply to deferral of compensation to be earned in such calendar year after the date of such election to defer.

                  (ii) with  respect to each  subsequent  year of the Plan,  ten
         (10) days preceding commencement of each calendar year, such election to apply to deferral of compensation to be earned in such year.

                  (iii) with respect to new Directors, thirty (30) days after the date such person becomes a Director, such election to apply to deferral of compensation to be earned in the calendar year after the date of such election to defer.

         Any election may be revoked in writing and such revocation shall be effective upon receipt by the Corporation, but only as to compensation to be earned at and after commencement of the next succeeding calendar month. Any election may be changed in writing and shall be effective upon receipt by the Corporation, but only as to compensation to be earned at and after commencement of the next succeeding calendar year.

         3. Cash Deferral Account; Crediting of Interest. A Director's election may specify that such Director elects to have all or a portion of his deferred compensation during the next calendar year credited to a cash account on the books of the Corporation. The Corporation shall maintain a book account to which the cash portion of each participating Director's deferred compensation shall be credited as of the end of each calendar month after such compensation is earned (the "Cash Deferral Account"). As of the end of each calendar month, the Corporation shall also credit each Cash Deferral Account with interest on the amount then standing in the Account, exclusive of any deferred compensation first credited to the Account as of such date. The rate to be used for this purpose shall be the prime rate of interest as published in the Wall Street Journal from time to time. This rate of interest shall change from time to time upon the change in the published prime rate.

         4.   Stock Units.

                  (a) In lieu of deferring compensation into his Cash Deferral Account, a Director's election to defer compensation for any calendar year may specify that such Director elects to have all or a portion of his deferred compensation during the next calendar year converted into stock units equivalent in value to shares of common stock of IpswichBank ("Stock"). The Corporation shall maintain a book account to which the stock unit portion of each participating Director's deferred compensation shall be credited as of the end of each calendar month after such compensation is earned ("Stock Unit Deferral Account").

                  (b) The conversion of deferred compensation into stock units will be made on the basis of the fair market value of the Stock on the date the compensation would otherwise be paid. For this purpose, fair market value of the Stock on any given date shall mean the closing bid price reported for the Stock on the NASDAQ National Market System on the immediately preceding trading date, or, if no sales were reported on such date, for the last date preceding such date for which a sale was reported.

                  (c) During the term of the deferral, each Director's Stock Unit Deferral Account will be credited with additional stock units to reflect any payment of dividends (other than dividends payable only in shares of Stock). Each Account will be credited with a number of whole and fractional shares of stock units determined by multiplying the dividend value per share of Stock by the number of units in the account on the record date and dividing the result by the fair market value of the Stock (as defined in Paragraph 4(b) above) on the date the dividend is paid.

                  (d) In the event of a stock dividend, stock split or similar change in capitalization affecting the Stock, appropriate adjustments shall be made in the number of stock units credited to each Director's Stock Unit Deferral Account.

         5.   Time and Method of Payment

                  (a) Amounts credited to a Director's deferred compensation account(s) shall be paid, or commenced to be paid, on the January 15 coincident with or next following the date on which the Director ceases to be a member of the Board of Directors of the Corporation for any reason whatsoever. In the case of semi-annual installments, payments shall be made on each July 15.

                  (b) Payments of deferred  compensation may be made either in a single lump sum or in annual, or semi-annual,  installments over a period of ten
(10) years, as the Director may have irrevocably specified before the compensation is earned. In the absence of an effective election, payment shall be made in a single lump sum. In the case of installment payments, interest or dividend equivalents shall continue to be credited in accordance with Paragraph 3 or 4 during the payment period. The amount of each installment payment shall be equal to the amount credited to the deferred compensation account as of the preceding June 30 or December 31, as the case may be, divided by the number of payments remaining to be made, including the current payment. Payments from each Director's Cash Deferral Account shall be payable only in cash. On and after the date that the Commissioner of Banks approves the Bank's issuance of stock under this Plan, payments from each Director's Stock Unit Deferral Account shall be payable only in the form of whole shares of Stock, with any fractional share payable in cash. Prior to such date, payments, if any, from a Stock Unit Deferral Account shall be made only in cash, determined based on the fair market value of the Stock underlying the stock units as of the date of payment.

                  (c) Elections by a Director of a method of payment under sub-paragraph (b) shall be made in writing, effective upon receipt and acceptance by the Corporation, and applicable only to compensation to be earned after the effective date of the election. Such elections may also be changed by a Director, subject to the same restrictions.

                  (d) Payments of deferred compensation shall be made as they become due to the Director if then living, otherwise to a beneficiary or beneficiaries designated by the Director in writing to the Corporation prior to the Director's death, or failing such designation, to the Director's estate.

                  (e) Notwithstanding any provision hereof to the contrary, if a Director, or after a Director's death the Director's beneficiary, believes he is suffering from financial hardship, an application may be made to the Board of Directors of the Corporation for an acceleration of payments from the deferred compensation account of the Director. A "financial hardship" shall mean a need for financial assistance due to the occurrence of an unanticipated emergency caused by an event beyond the Director's control. The need for financial assistance must be such that the Director, any member of the Director's immediate family or, after the Director's death, a designated beneficiary will be subject to substantial hardship if the acceleration is not permitted. If the Board of Directors of the Corporation determines, in its sole discretion, that a hardship exists, the Corporation may accelerate payment to the Director or the designated beneficiary of only so much of the deferred compensation account as the Board of Directors of the Corporation may determine is required to alleviate such hardship, and the deferred compensation account shall be charged with said amount upon payment.

         6.   Change in Control.

                  (a) In the event of a Change in Control of the Corporation while Stock Units remain outstanding under the Plan, then all Stock Units shall be cancelled as of the effective time of the Change in Control and the participating Directors shall receive, for each Stock Unit so cancelled, (i) one share of Common Stock of the Corporation (in the case of a Change in Control that does not result in any change in the Common Stock of the Corporation), or
(ii) such securities, cash or property as the holders of each share of Common Stock received in connection with such Change of Control (in the case of a Change in Control that results in a change in the Common Stock of the Corporation or a conversion of such Common Stock into other securities, cash or property).

                  (b) In the event of a Change in Control of the Corporation, the Corporation shall pay to each participating Director, as of the effective time of the Change in Control, an amount in cash equal to the balance of such Director's Cash Deferral Account.

                  (c) "Change in Control" shall mean the occurrence of any one of the following events:

                  (i) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), directly or indirectly, of securities of the Corporation representing thirty-five percent (35%) or more of the combined voting power of the Corporation 's then outstanding securities; or

                  (ii) persons who, as of January 1, 1997, constituted the Corporation's Board (the "Incumbent Board") cease for any reason, including without limitation as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Corporation subsequent to January 1, 1997 whose election was approved by, or who was nominated with the approval of, at least a majority of the directors then comprising the Incumbent Board shall, for purposes of this Plan, be considered a member of the Incumbent Board; or

                  (iii) the Corporation merges or consolidates with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

                  (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

         7. Merger without Change of Control. After a merger or consolidation of the Corporation with another corporation in which the stockholders of the Corporation immediately prior to such merger or consolidation continue to own after such merger or consolidation shares representing at least fifty percent of the voting power of the Corporation, each Stock Unit shall be automatically converted into a stock unit representing the number and class of shares of stock or other securities into which such Stock Unit would have been converted if, immediately prior to such merger or consolidation, such Stock Unit had been paid out in shares of Common Stock of the Corporation.

         8. Limitation on Rights of Directors. No action taken pursuant to this Plan shall create or be deemed to create a trust or fiduciary relationship of any kind between the Corporation and the Directors. Although the Corporation shall have no obligation to establish any separate fund, reserve or to invest in any specific asset to provide security with respect to any deferred amounts during the deferral period, the Corporation may elect to do so and, in such event, the Directors shall not have any interest in such assets and all such assets shall continue for all purposes to be a part of the general assets of the Corporation, with the title to the beneficial ownership of such assets remaining at all times in the Corporation. Each Director, his legal representative or any of his beneficiaries shall not have any right, other than the right of an unsecured general creditor of the Corporation, in respect to the deferred compensation account(s) established hereunder, and such persons shall have no property interest in any specific assets of the Corporation.

         9. Nonforfeitable. The right of each Director to the payment of deferred compensation under this Plan shall be nonforfeitable and no action or failure to act by the Director, the Corporation or any other person shall deprive the Director of, or excuse the Corporation from its obligations to pay, the amounts due hereunder.

         10. Withholding Tax. The Corporation shall have the right to deduct from all deferred amounts or payments hereunder any federal or state taxes required by law to be withheld with respect to such deferred amounts or payments.

         11. Non-Assignable. The deferred compensation payable under this Plan shall not be subject to alienation, assignment, garnishment, execution or levy of any kind, and any attempt to cause any compensation to be so subjected shall not be recognized.

         12. Termination and Amendment. This Plan may be amended at any time or may be terminated, in whole or in part, at any time, and from time to time, by IpswichBank. The foregoing provisions of this Paragraph notwithstanding, no amendment or termination of this Plan shall, without the consent of a Director, adversely affect the amounts payable hereunder on account of compensation deferred prior to the effective date of such amendment or termination.

         13. Notices. All notices, elections or designations by a Director to the Corporation shall be delivered in person or by registered mail, postage prepaid, and noted to be brought to the attention of the Treasurer, IpswichBank.

         14. Governing Law. This Plan, and all actions taken hereunder, shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except as such laws may be superseded by any applicable federal law.

         15. Shares Issuable. The aggregate maximum number of shares of Stock reserved and available for issuance under the Plan shall be 11,800, subject to appropriate adjustments in the event of a stock dividend, stock split, or similar change in capitalization affecting the Stock. Shares subject to the Plan are authorized but unissued shares or Treasury shares.

                             IPSWICH SAVINGS BANK
                  DEFERRED COMPENSATION PLAN FOR DIRECTORS

                          Election to Participate Form



    ------------------------------------------------------------------------



    -----------------------------------  ----------------------------
          Name (Please Print)                Social Security Number


         1. Election to Defer. In accordance with the Ipswich Savings Bank Deferred Compensation Plan for Directors (the "Plan"), a copy of which has been provided to me, I hereby elect under the Plan to defer ____________% of any cash compensation that would otherwise be payable to me by the Bank during the year ended December 31, _______.

         In accordance with the terms of the above election, I hereby elect that the aggregate amount of cash compensation deferred be limited to:

       [ ]    $------------------

       [ ]    No Limit.

         2. Deferral to Cash or Stock Unit Deferral Account. I hereby elect that the compensation deferred hereunder be credited to the following type of deferral account:

       [ ]    Cash Deferral Account

       [ ]    Stock Unit Deferral Account

         3. Designation of Time of Payment. I hereby irrevocably elect that the compensation deferred hereunder be distributed as follows:

       [ ] In a single lump sum on the January 15 coincident with or next following the date on which I cease to be a member of the Board of Directors of the Bank for any reason whatsoever.

       [ ] In annual installments over a period of ten (10) years, commencing on the January 15 coincident with or next following the date on which I cease to be a member of the Board of Directors of the Bank for any reason whatsoever.

       [ ] In semi-annual installments, payable on January 15 and July 15, over a period of ten (10) years, commencing on the January 15 coincident with or next following the date on which I cease to be a member of the Board of Directors of the Bank for any reason whatsoever.

       4. Designation of Beneficiary. In the event that I die before all amounts deferred under the Plan shall have been distributed to me, I designate the following person(s) or legal entity(ies) as my beneficiary(ies) for purposes of the Plan:

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Name and Address                                               Percent     Relationship
-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------
Name and Address of Secondary Beneficiaries (if any)
-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------

-------------------------------------------------------------- ----------- --------------------

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
If  more  than  one  person  is  named  in  either  of  the  above   beneficiary
classifications, distributions under the Plan will be made to all surviving persons named in the classifications in the relative proportions indicated under "percent" (unless otherwise indicated in writing). Distributions to secondary beneficiaries will be made only if there is no surviving primary beneficiary. If none of the above named beneficiaries survives me, my beneficiary will be my estate.

         5. Acknowledgment. I hereby acknowledge that I have received and reviewed a copy of the Plan. I understand that this election may be revoked in writing and such revocation shall be effective upon receipt by the Bank, but only as to compensation to be earned at and after commencement of the next succeeding calendar month. I further understand that this election may be changed in writing and shall be effective upon receipt by the Bank, but only as to compensation to be earned at and after commencement of the next succeeding calendar year. As to all amounts credited to my Cash Deferral Account/Stock Unit Deferral Account pursuant to this election, this election is irrevocable and the amounts credited to such Account shall be paid to me on the date I have elected hereunder regardless of any future action I may take. I further understand that I may not assign any payments or the rights of any payments under the Plan.



--------------------                       -------------------------------------
       Date                                Signature of Participant